UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of
the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): May 9, 2018

VECTRUS, INC.

(Exact name of Registrant as specified in its charter)

Indiana	0001-36341	38-3924636
(State or other jurisdiction of incorporation of organization)	(Commission File Number)	(I.R.S. Employer Identification No.)

655 Space Center Drive
Colorado Springs, CO 80915
(Address of principal executive offices) (Zip Code)

Registrant's telephone number, including area code: (719) 591-3600

Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ]    Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ]    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ]    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ]    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))
Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).
Emerging growth company ☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 8.01. Other Events.

Pursuant to the Amended and Restated Articles of Incorporation of Vectrus, Inc. (the “Company”), the Amended and Restated By-Laws of the Company (the “By-Laws”), and the applicable provisions of the Indiana Business Corporation Law, only the Board of Directors of the Company (the “Board”) has the power to supplement, amend or repeal the By-Laws. On May 9, 2018, the Board approved amendments to the Company’s Amended and Restated Articles of Incorporation (the “Amended Articles”) to also permit the Company’s shareholders to amend the By-Laws by the affirmative vote, at a meeting of the Company’s shareholders, of at least a majority of the votes entitled to be cast by the holders of the outstanding shares of all classes of stock of the Company entitled to vote generally in the election of directors, considered as a single voting group, which Amended Articles are subject to shareholder approval. The Board has directed that the Amended Articles be submitted for approval by the Company’s shareholders at the Company’s 2019 Annual Meeting of Shareholders and will recommend that the Company’s shareholders approve the Amended Articles at that meeting.
On May 9, 2018, the Board also approved amendments to the By-Laws to permit the Company’s shareholders to amend the By-Laws by the affirmative vote set forth above, which amendments are subject to the approval of the Amended Articles by the Company’s shareholders and will be effective upon the effectiveness of the filing of the Amended Articles with the Indiana Secretary of State.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: May 9, 2018	VECTRUS, INC.
By: /s/ Kathryn S. Lamping
Assistant Secretary